UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On August 4, 2021, Astec Industries, Inc. (the "Company") reported results of operations for the three and six months ended June 30, 2021. The press release attached as Exhibit 99.1 includes additional information regarding the foregoing and is incorporated herein by reference.

The Company further announced that it has revised its presentation of Adjusted Net Income attributable to controlling interest, Adjusted EPS and Adjusted EBITDA, which are non-GAAP financial measures, to exclude certain costs associated with the Simplify, Focus and Grow Strategic Transformation initiative. In order to assist investors in understanding the impact of this change and for comparability purposes, attached as Exhibit 99.2 and incorporated herein by reference is a recast presentation of the impacted non-GAAP financial measures to conform to the revised presentation for the three months ended March 31, 2021.

The information contained in this Item 2.02, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

99.1	Earnings release dated August 4, 2021 for the three and six months ended June 30, 2021
99.2	Non-GAAP Financial Measures: Recast Historical Adjusted Net Income attributable to controlling interest, Adjusted EPS and Adjusted EBITDA
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: August 4, 2021	By:	/s/ Rebecca A. Weyenberg
Rebecca A. Weyenberg
Chief Financial Officer